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                                                                   EXHIBIT 10.24


                         SALE AND PURCHASE AGREEMENT



THIS SALE AND PURCHASE AGREEMENT ("Agreement") is made this 22nd day of July
2000,

Among:

iAsiaWorks Korea Co., Ltd., a company duly organised and existing under the laws of the Republic of Korea, having its registered office located at BoRaMae DaeKyo Building, 6th Floor, 729-21, Bongchon-dong, Kwanak-Gu, Seoul, Korea 151-706 ("Purchaser");

Senan Corp., a corporation duly organized and validly existing under the laws of the Republic of Korea ("Korea"), with its head office at 1423-1 Seocho-Dong, Seocho-Gu, Seoul, Korea ("Senan"); and

Mr. Eui-Seok Lee (KID#640325-1068317), a citizen of the Republic of Korea with his address at Shindonga Apt. 8-906, 241-21 Seobingo-dong, Yongsan-ku, Seoul, Korea ("Lee").

Senan and Lee are collectively referred to hereinafter as "Seller". Purchaser and Seller are collectively referred to hereinafter as "Parties" or individually as a "Party".

Whereas:

(A) Seller desires to sell and transfer to Purchaser, and Purchaser desires to purchase and accept from Seller the Land (as defined below) and Building (as defined below) for the consideration set forth in Article 2 (the "Transaction"); and

(B)  Seller has made Representations and Warranties to Purchaser set forth in
     Article 10, and the Parties intend that Purchaser rely upon such Representations and Warranties in entering into this Agreement.

Now, Therefore, for good and valuable consideration and in consideration of the covenants and conditions contained herein, the Parties agree as follows:

Definitions

1.1  In this Agreement unless the context otherwise requires:

Affiliate means, with respect to a Party to this Agreement, another legal entity that is controlling, controlled by, or under common ultimate control with such Party, directly or indirectly, by means of shareholding interest, voting power, agreement, or otherwise;


CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Building means the structure located on the Land with the following mailing address: 1423-1 and 1423-2, Seocho-Dong, Seocho-Gu, Seoul, Korea and as further described in Attachment 1.


Business Day means a day other than a Saturday or Sunday on which banks in Korea and the United States are open for the transaction of normal banking business;

Closing means closing of the Transaction in accordance with Article 5;

Closing Date means the date of Closing;

Conditions Precedent means the conditions specified in clause 3.1;

Environment means all or any of the following media: the air (including without limitation the air within buildings and the air within other natural or man-made structures above or below ground), water and land and any living organisms or systems supported by those media;

Environmental Laws means all applicable Korean statutes and subordinate legislation and local laws, judicial decisions or regulatory orders or regulatory agreements to the extent that they relate to Environmental matters;

Korea means the Republic of Korea;

Land means the real estate located at 1423-1 and 1423-2, Seocho-Dong, Seocho-Gu, Seoul, Korea, having areas of 3,941.2 and 860, respectively, for a total area of 4,801.2 as described in detail in Attachment 2;

Liabilities means amounts owed by and liabilities (both ascertained and contingent) of Seller in connection with the Property;

Property means the Land and Building owned by the Seller;

Property Warranties means the representations and warranties set out in Schedule 1;

Representations and Warranties means the representations and warranties set out in Articles 10 and 11.

Security Interest means any security interest of any nature whatsoever including, without limitation, any mortgage, charge, pledge, lien, assignment by way of security or other encumbrance on the Property at or prior to Closing;

Tax and Taxation means any form of taxation, levy duty, charge, contribution of whatever nature (including any fine, penalty, surcharge or interest in relation thereto) imposed by a local, municipal, government or other body or authority in Korea or elsewhere; and


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Tenants means the tenants of the Building as listed in Attachment 3 for which valid lease contracts exist.



1.2  In this Agreement:

(a) references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

(b) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

(c) any reference to an enactment is a reference to it as from time to time amended, consolidated or re-enacted (with or without modification) and includes all instruments or orders made under such enactment;

(d) any statement qualified by the expression to the best knowledge of Seller or so far as Seller is aware or any similar expression shall be deemed to include an additional statement that such statement has been made after due and careful enquiry;

(e) unless the context otherwise requires, references to the singular shall include the plural and vice versa; and

(f) any reference to a document in the agreed form is to the form of the relevant document agreed between the Parties and for the purpose of identification initialled by each of them or on their behalf (in each case with such amendments as may be agreed by or on behalf of Seller and Purchaser).

1.3 Except where the context requires otherwise, references to articles, clauses, attachments and schedules are to articles, clauses of or attachments or schedules to this Agreement and references to sub-clauses are to sub-clauses of the clause in which the reference appears.

1.4 Where any obligation pursuant to this Agreement is expressed to be undertaken or assumed by any party, such obligation shall be construed as requiring the party concerned to exercise all rights and powers of control over the affairs of any other person which that party is able to exercise (whether directly or indirectly) in order to secure performance of that obligation.

Agreement to Sell and Price

2.1 Subject to the terms and conditions contained herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller effective from the Closing Date, the Property including the following:

(a)  Land;

(b)  Building; and

(c) any other core infrastructure facilities of the Building, including without limitation, such as power facilities or water pipe facilities located on the Property as of the Closing Date.

2.2 On the terms and subject to the conditions set forth herein, in consideration for the sale and transfer by Seller to Purchaser of the Property free and clear of any and all Security Interests and Liabilities, Purchaser shall pay the purchase price as set forth below:

(a) Subject to sub-clauses (b), (c), (d), (e) and (f) below, Purchaser shall pay to Seller or its designee [*] (the "Purchase Price"), consisting of [*] for the Building and [*] for the Land. Purchaser shall also pay to Seller the Value Added Tax ("VAT") for the purchase of Building on the Closing Date.

(b)  The Purchase Price shall be paid in the following instalments:

     i. Initial Payment: Ten percent (10%) in the amount of [*]. Purchaser shall pay [*] on the date of execution of this Agreement. The remaining balance of the Initial Payment in the amount of [*] shall be paid within seven (7) Business Days from the date of execution of this Agreement. The above seven (7) Business Day period may be extended by up to an additional three (3) days for a total of ten
           (10) Business Days if there is a delay in obtaining the necessary government approvals and court registration for the funding of the Initial Payment.

     ii.   Interim Payment: Ten percent (10%) in the amount of [*] within five
           (5) Business Days after the completion of the Initial Payment.

     iii. Closing Payment: The remaining eighty percent (80%) in the amount of [*] on the Closing Date.

(c) Upon completion of the Initial Payment, Seller shall provide to Purchaser such documents (including, in particular, the minutes of the relevant Board Meeting of Senan approving the Kun-Mortgage Agreement, certification of the registered seals of Lee and Senan, Certificate of Ownership of the Building and Land, and

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     the Kun-Mortgage Agreement) necessary for the registration of a second priority Kun-Mortgage on the Land and Building in an amount equal to the Initial Payment, and make all reasonable efforts to facilitate the Seller in registering such second priority Kun-Mortgage. Further, upon completion of the Interim Payment, Seller shall provide to Purchaser the same documents necessary for the registration of a third priority Kun-Mortgage on the Land and Building in an amount equal to the Interim Payment. Purchaser shall bear the expenses for all of these Kun-Mortgage registrations, and make all reasonable efforts to facilitate the Seller in registering such third priority Kun-Mortgage.

(d) Upon completion of the Initial Payment and Interim Payment, the Seller shall provide to Purchaser such documents (including, in particular, the minutes of the relevant Board Meeting of Senan approving preliminary registration, certification of the registered seals of Lee and Senan, Certificate of Ownership of the Building and Land, and the Preliminary Registration Agreement) necessary for the preliminary registration of transfer of ownership to the Purchaser. Purchaser shall bear the expenses for such preliminary registration of transfer of ownership.

(e) At the discretion of Purchaser, Purchaser may, instead of paying eighty percent (80%) of the Purchase Price at Closing to Seller, assume part or all of the existing Kun-mortgages owed by Seller to Korea First Bank ("KFB") as of the Closing Date on the Property ("Kun-Mortgage Amount"). In the event part or all of the payment due to KFB is exchanged for assumption by Purchaser of part or all of the outstanding Kun-Mortgage Amount, the portion of the Kun-Mortgage Amount assumed by Purchaser shall be deducted from the eighty percent (80%) amount payable to Seller at Closing. In the event that Purchaser chooses to clear part or all of the Kun-Mortgage Amount, such portion of the Kun-Mortgage Amount shall be calculated and paid to KFB at Closing in accordance with a three-party contract entered among Purchaser, Seller and KFB in substantially the same form as the draft attached hereto as Schedule 2 ("Kun-Mortgage Clearance Agreement"), and not paid to Seller.

(f) Purchaser shall assume no Liabilities, including without limitation any existing Tax Liabilities and secondary Tax Liabilities, which are incurred or may be assessed on or prior to the Closing Date (collectively, the "Non-Assumed Liabilities") in connection with the Property. Seller shall be responsible for all Non-Assumed Liabilities.

2.3 Seller undertakes to use its best endeavours to ensure that any acquisition tax, registration tax, surtax and any other similar taxes, which are imposed at the time of acquisition of the Property, will be exempted.

Conditions Precedent

3.1 Closing of the sale and purchase of the Property shall be conditional upon the following conditions having been fulfilled to the satisfaction of Purchaser:
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(a)  all requisite corporate actions of Seller and Purchaser, including, but not limited to the passing of a special resolution by the Board of Directors and shareholders of Seller approving the Transactions contemplated by this Agreement;

(b) all Representations and Warranties, including the Warranties contained in Attachment 1, are and remain true and correct in all respects as if such Representations and Warranties were made on the Closing Date;

(c) to the extent permitted by law, all necessary authorisations, orders, recognition, grants, consents, permissions, licences and approvals having been obtained (in terms reasonably satisfactory to Purchaser) from appropriate governments, governmental, supranational or trade agencies and regulatory bodies and such authorisations, orders, recognition, grants, consents, permissions, licences and approvals remaining in full force and effect to allow for the Closing and enable Purchaser to use the Building for commercial purposes as is; and

(d) the delivery to DW Partners, counsel to Purchaser, of documents satisfactory to Purchaser, in its sole discretion, providing for the release of all Security Interests and documents evidencing the repayment by Seller of all outstanding Liabilities.

3.2 Each Party undertakes to use all reasonable efforts to ensure that the Conditions Precedents are fulfilled as soon as reasonably practicable and in any event by the Closing Date.

3.3 Each Party shall be entitled, upon the receipt of written notice from the Party who is benefited by such Condition Precedents (the "Benefited Party"), to waive any or all Conditions Precedent, which are to be fulfilled by the non-Benefited Party, either in whole or in part, for purposes of the Closing. Such waiver for the Closing does not constitute a waiver of the undertaking by the non-Benefited Party, but rather removes such Condition Precedent as a closing obligation. Any undertaking associated with the waived Condition Precedent shall be fulfilled within a reasonably agreed upon period of time following the Closing.

Pre-Closing Undertakings

4.1  Prior to Closing, Seller shall:

(a)  take all reasonable steps to preserve and protect the Property;

(b) allow Purchaser's representatives, upon reasonable notice and during normal business hours and at its own expense, access to the Building;

(c) not do, allow or procure any act or omission which would constitute a breach of any of the Representations and Warranties as if they were given on or at any time before Closing by reference to the facts and circumstances then existing;

(d) make prompt disclosure to Purchaser of all relevant information which comes to the notice of Seller in relation to any fact or matter (whether existing on or before the date of this Agreement or arising afterwards) which may constitute a breach of any of the Representations and Warranties if they were to be repeated on or at any time before Closing by reference to the facts and circumstances then existing;

(e) ensure the discharge or procure the discharge and release of all Liabilities and Security Interests and any other legal restrictions, including but not limited to, attachments, preliminary attachments, etc., on the Property, if any;

(f) ensure that neither it nor any of its respective agents, officers or employees makes or purports to make any representation on behalf of Purchaser;

(g) use its best efforts to ensure that any acquisition tax, registration tax, surtax and any other similar taxes which are imposed at the time of acquisition of the Property will be exempted; and

(h) provide in writing to Purchaser within fourteen (14) days after execution of this Agreement details of all insurance maintained by or covering the Property. Such insurance shall be in full force and effect and there shall be no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased and Closing will not have the effect of terminating, or entitling any insurer to terminate, cover under any such insurance.

4.2 Pending Closing, Seller shall consult fully with Purchaser in writing in relation to any matters which may have a material effect upon the Property and, without the prior written consent of Purchaser, Seller shall not enter into any agreements relating to the Property with any third parties.

Closing

5.1 The Transaction shall be closed on the date in which Purchaser and Seller have fulfilled the Conditions Precedent, but in no event later than October 20, 2000, unless otherwise provided herein or otherwise agreed to by Purchaser.

5.2  At Closing, Seller shall cause to be delivered or made available to
Purchaser:

(a) such documents (including, in particular, transfers in respect of the Property together with all deeds and/or documents of title relating thereto) as Purchaser may reasonably require to enable Purchaser to complete the sale and purchase of the Property and beneficially vest title to the Property to Purchaser;

(b) a release of all Security Interests and Liabilities duly executed by any and all creditors of Seller;

(c) written evidence that Tenants of Seller have satisfactorily received or settled with respect to outstanding leases in connection with the Property;

(d) copies of documents which evidence the fact that the corporate actions of Seller, authorising the execution and consummation of and performance by Seller of its obligations under this Agreement, such as a copy of a special resolution by the shareholders of Seller and a resolution of the board of directors (certified by a duly appointed officer as true and correct), and any other documents to be executed by Seller; a certificate executed by the representative director of Seller stating that the Representations and Warranties contained herein are accurate, valid and true in all respects as of the Closing Date; and

(e) requisite insurance policies for the Property. Seller shall to the extent legally permissible assign to Purchaser such insurance policies by Closing and Purchaser shall pay to Seller the premium already paid by Seller prorated over the term of such insurance policies.

5.3 On the Closing Date, subject to Seller having fulfilled its obligations as provided in clause 5.2, Purchaser shall cause to be delivered or made available to Seller eighty percent (80%) of the Purchase Price as provided in clause 2.2 above.

5.4 If Seller fails or is unable to perform any material obligation required to be performed by it pursuant to clause 5.2 by the last date on which Closing is required to occur, notwithstanding the fact that Purchaser is willing to pay the Purchase Price pursuant to clause 5.3, Purchaser shall not be obliged to complete the sale and purchase of the Property and, Purchaser may, at its option, by written notice to Seller:

(a) terminate this Agreement without liability on the part of Purchaser, except those obligations which survive termination as explicitly stated herein;

(b) elect to complete this Agreement on that date, to the extent that the Parties are ready, able and willing to do so, and specify a later date on which the Parties shall be obliged to complete the outstanding obligations; or

(c) elect to defer Closing of this Agreement to such other date as it may specify in such notice, in which event the provisions of this clause 5.4 shall apply, mutatis mutandis, if Seller fails or is unable to perform any such obligations on such other date.

5.5 If any of the Conditions Precedent has not been fulfilled (or waived) within ninety (90) days after the execution of this Agreement, Purchaser may terminate this Agreement by giving thirty (30) days notice to Seller if the Parties cannot agree to an extension of the due date provided in this clause
5.5. In the event this Agreement is terminated, neither Party shall have any claim of any nature whatsoever against the other Party under this Agreement (save in respect of its accrued rights arising from any prior breach of this Agreement), unless otherwise specifically provided for in this Agreement.

Title and Supplementary Provisions

6.1 Beneficial ownership and risk in respect of the Property shall pass to Purchaser on Closing. Title to the Property shall pass to Purchaser on the date of registration of the ownership of the Property by the Purchaser. On the Closing Date, Purchaser shall take actual physical possession of the Property.

6.2 Insofar as the Tenants of the Building are concerned, written agreements from the Tenants agreeing to vacate the Building by October 20, 2000 have been provided to Purchaser, which agreements unconditionally bind the Tenants to vacate the Building by the Closing Date. Seller shall use all reasonable efforts to assist Purchaser in having the Building vacated as soon as practicable, but in no event later than the Closing Date. If for any reason the Tenants do not vacate the Building by the Closing Date, the Parties shall use all reasonable endeavours to achieve an upon alternative solution. Seller shall not be liable for the delay of such vacation by Tenants.

6.3 Seller shall with all due diligence execute such other documents and take such other steps as may reasonably be required to vest the title to the Property in Purchaser and to give effect to this Agreement.

Property

7.1  Seller makes the Warranties with respect to the Property as specified in
Schedule 1 attached hereto.

Adjustments

8.1 If material damage to the Building has occurred prior to Closing, the amount required to fix and/or replace the damage shall be deducted from the Closing Payment as an adjustment.

Survival of Representations And Warranties: Undertakings of the Seller

9.1 Seller acknowledges that Purchaser has entered into this Agreement and agreed to purchase the Property in reliance upon the Warranties.

9.2  The Representations and Warranties shall be valid and effective until two
(2) years after the Closing Date and the rights and remedies of Purchaser in respect of the Representations and Warranties shall not be affected by any event or matter whatsoever, other than a specific and duly authorised written waiver or release by Purchaser.

9.3 Seller undertakes (without limiting any other rights of Purchaser in any way including their rights to damages in respect of a claim for breach of Representations or Warranties on any other basis) that, if there is a breach of any Representation or Warranty, and Seller acknowledges such breach or such breach is confirmed by a judicial determination or arbitration, it will pay in cash (or the requisite deduction will be made from the Escrow Account or deduction made from the Purchase Price, as dictated by Purchaser) to Purchaser within thirty (30) days of written notification a sum equal to all costs, damages, and/or losses suffered or incurred by Purchaser, directly or indirectly, as a result of or in connection with such breach of Representations or Warranties.

9.4 Seller undertakes to notify Purchaser in writing promptly if it becomes aware of any circumstance arising after the date of this Agreement which would cause any Representation or Warranty (as if such Representation or Warranty were repeated with reference to the facts and circumstances then existing) to become untrue or inaccurate or misleading in any respect.

Representations and Warranties of Seller

Seller hereby represents and warrants that, as of the execution date of this Agreement and at all times between execution and Closing, the following are true:

10.1  The Property Warranties set forth in Schedule 1 are true.

10.2 The information provided to Purchaser both prior to and during the preparation and negotiation of this Agreement was provided by Seller in good faith and is true and accurate in all material respects.

10.3 Seller has obtained or will on or prior to the Closing Date obtain all corporate authorisations and all other applicable governmental, statutory, regulatory or other consents, licences, authorisations, waivers or exemptions required to allow the Parties to enter into and perform their obligations under this Agreement.

10.4 Seller has obtained all licences, permissions, authorisations and consents required for the construction and use of the Building and complete copies of all such licences, permissions, authorisations and consents shall be provided to Purchaser within fourteen (14) days after execution of this Agreement.

10.5 Seller has used the Property in all material respects in accordance with all applicable laws and regulations of Korea, including without limitation Environmental Laws, and has incurred no liability or penalty under such laws and regulations. Seller is not in default of any order, decree or judgement of any court or any governmental or regulatory authority, which applies to the Property.

10.6 Seller is not a plaintiff or defendant in or otherwise a party to any litigation, arbitration or administrative proceedings relating to the Property which are in progress or threatened or pending by or against or concerning Seller or the Property. No governmental or official investigation or inquiry concerning Seller is in progress or pending.

10.7 All taxes due with respect to the Property have been timely paid or are being contested in good faith, and Seller has no liability for any taxes assessed against the Property with respect to any periods prior to the Closing. Seller hereby assumes responsibility for, and agrees to pay when due, any and all taxes related to the Property incurred or accrued prior to the Closing Date or imposed upon Seller as a result of the transactions contemplated herein. Seller has accurately filed on a timely basis all tax returns relating to the Property with the relevant government entity and Seller has paid in full or accrued all income taxes, property taxes, and other taxes relating to the Property due by it as reflected on said returns.

Representations and Warranties of Purchaser

11.1 Purchaser represents and warrants to Seller that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have, where required, been duly and validly authorised and no other proceedings or action on the part of Purchaser is necessary to authorise this Agreement.

11.2 Purchaser shall file any notification and report form and related material required under the applicable laws and regulations in force in Korea as soon as practicable, and thereafter use its best efforts to satisfy as soon as practicable any requests by the relevant government authorities for additional information or documentary materials.

Indemnification

12.1 If there are any materially false or misleading Representations and Warranties made by the Purchaser, Purchaser shall indemnify and hold Seller harmless against any loss or liability arising out of such false or misleading Representations and Warranties.

12.2 If there are any materially false or misleading Representations and Warranties made by the Seller, Seller shall indemnify and hold Purchaser harmless against any loss or liability arising out of such false or misleading Representations and Warranties.

Termination

13.1 Subject to clause 5.4, this Agreement and the transaction contemplated hereby may be terminated at any time before Closing:

(a) by Seller or Purchaser in writing, without the terminating party being liable to the other party if:

      (i) the requisite government approvals necessary for the purchase of the Building and Land are not received on or prior to the Closing, and such failure to receive approval is in no way related to any act or omission of Seller, or

      (ii) there shall be in effect any law or regulation or an order, decree or judgement of a court or government agency of competent jurisdiction after the execution of this Agreement, prohibiting or substantially restricting the consummation of the Transaction contemplated hereby.

(b) by Purchaser in writing, without Purchaser being liable to Seller, if there shall be in effect any law or regulation or an order, decree or judgment of a court or government agency of competent jurisdiction after the execution of this Agreement, the effect of which is or would be to restrain, prohibit or otherwise interfere with the effective operation or enjoyment by Purchaser of all or a material portion of Property;

(c) by the Non-defaulting Party (as defined below), if there has been a materially false or misleading Representations and Warranties, or a breach of covenant or any other material provision of this Agreement by a party ("Defaulting Party") and such default or breach has not been remedied within fourteen (14) days after the Defaulting Party has received notice of such event by the other party ("Non-defaulting Party"). If the Closing Date falls within this cure period, the Closing Date shall be postponed until two (2) days after the lapse of such cure period. In the event that the Defaulting Party is Seller, Seller shall promptly return to Purchaser, to the extent applicable, the entire amount of the Initial Payment and Interim Payment paid to Seller, and pay to Seller an additional amount equivalent to ten percent (10%) of the Purchase Price as a liquidated damages. In the event that the Defaulting Party is Purchaser, Purchaser shall forfeit to Seller ten percent (10%) of the Purchase Price as liquidated damages, but shall promptly be refunded by Seller any amounts in excess of ten percent (10%) of the Purchaser Price paid by Purchaser to Seller as the date of such forfeit.

13.2 In the event of the termination of this Agreement by either Seller or Purchaser as provided in this Article 13, such termination shall terminate all obligations of the Parties hereunder; except that termination shall not relieve the Parties of their obligations under those clauses expressed to survive termination and provided that termination does not affect a party's accrued rights and obligations at the date of termination. Each Party, if so requested by the other Party, will promptly return every document furnished to it by the other Party (or any subsidiary, division, associate or Affiliate of such other Party) in connection with the transaction contemplated herein. Each Party agrees not to use any such information received for any purpose whatsoever other than with respect to the transaction contemplated herein.

13.3  Neither Party shall be limited to the termination right granted in clause
13.1 by reason of breach of any condition or obligation by the other Party but may, in the alternative, elect to do one or more of the following:

(a) proceed to Closing despite the breach of any condition or obligation, it being understood that in such event, such Party shall be deemed to have waived the fulfilment of such condition to the other Party's obligations; or

(b)   seek specific performance of the obligations of the other Party.

13.4  This Article 13 shall survive any termination of this Agreement.

Entire Agreement

14.1 This Agreement together with the documents entered into pursuant thereto constitutes the entire agreement and understanding between the parties in connection to the sale and purchase of the Property.

Announcements

15.1 No formal public announcement or press release in connection with the signature or subject matter of this Agreement shall (subject to clause 15.2) be made or issued by or on behalf of any Party to this Agreement (or any of its Affiliates) without the prior written approval of the other Party, such approval not to be unreasonably withheld or delayed.

15.2 If a Party has an obligation to make or issue any announcement required by law or by any stock exchange or by any governmental authority, the relevant party shall give the other Party every reasonable opportunity to comment on any such announcement or release before it is made or issued.

Costs

16.1 Each of the Parties shall pay its own costs incurred in connection with the negotiation, preparation and implementation of this Agreement.

16.2 Each of Seller and Purchaser shall bear all stamp or other documentary or transaction duties and any other registration or transfer taxes imposed upon it by law as a result or in consequence of this Agreement or of its implementation.

Severability

17.1 If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The Parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision with a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

Counterparts

18.1 This Agreement may be entered into in any number of counterparts, each of which shall be an original, but all the counterparts shall together constitute one and the same instrument.

No partnership or Agency

19.1 Nothing in this Agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the Parties nor, save as may be expressly set out herein, make either Party the agent of the other Party for any purpose.

Further Assurance

20.1 Seller shall do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as Purchaser may from time to time reasonably request, whether on or after Closing, for the purpose of giving to Purchaser the full benefit of all of the provisions of this Agreement.

Notices

21.1 Any notice or other communication to be given under this Agreement shall be in writing and signed by or on behalf of the party giving it and may be served by leaving it or sending it by fax, prepaid recorded delivery or registered post to the address and for the attention of the relevant party set out in clause 21.2 (or as otherwise notified from time to time hereunder). Any notice so served by fax or post shall be deemed to have been received:

(a) in the case of fax, at the time of receipt of confirmation via telephone call from a representative of the Party receiving such notice that such fax has been received;

(c) in the case of recorded delivery or registered post, five (5) Business Days from the date of posting .

21.2 The addresses for the Parties for the purposes of clause 23.1 are as follows:

To Purchaser iAsiaWorks Korea Ltd.:    iAsiaWorks Korea Ltd.
                                        BoRaMae DaeKyo Building, 6/th/ Floor
                                        729-21, Bongchon-dong, Kwanak-Gu
                                        Seoul, Korea 151-706

To Seller Senan and Lee:

      Senan: 1423-1 Seocho-Dong, Seocho-Gu, Seoul, Korea
      Lee: Shindonga Apt. 8-906, 241-21 Seobingo-dong, Yongsan-ku, Seoul, Korea


21.3 All notices or communications under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

Assignment

22.1 The Parties agree and acknowledge that Purchaser shall be entitled at any time to assign, transfer or charge all or any of its rights and/or obligations under this Agreement in whole or in part to any of its Affiliates, provided, that Purchaser shall remain liable under the terms of this Agreement. In the event of merger, acquisition, or sale of all, or substantially all of Purchaser's equity securities or assets, Purchaser may assign this Agreement, provided, however, that such acquiring party or resultant entity shall agree to unconditionally accept all rights and obligations hereunder.

22.2 Seller shall from time to time upon request from Purchaser execute any agreements or other instruments (including, without limitation, any supplement or amendment to this Agreement) which may be required in order to give effect to or perfect any assignment, transfer, or charge referred to in clause 22.1.

22.3 Seller shall not, nor shall it purport to, assign, transfer, charge or otherwise deal with all or any of its rights and/or obligations under this Agreement without the prior written consent of Purchaser.

Amendment

23.1 No amendment of any of the terms of this Agreement (or of any other documents referred to herein) shall be valid unless it is in writing and signed by or on behalf of each of the Parties. The expression "amendment" shall include any amendment, variation, supplement, deletion or replacement, however effected.

23.2 Unless expressly agreed, no amendment shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of amendment, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so amended.

Waiver

24.1 Any delay by either Party in exercising, or failure to exercise, any right or remedy under this Agreement shall not constitute a waiver of the right or remedy by such Party or a waiver of any other rights or remedies by such party and no single or partial exercise of any rights or remedy under this agreement or otherwise shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy by such party.

24.2 The rights and remedies of the Parties under this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

Confidentiality

25.1 Each Party undertakes with the other that it shall (and shall procure that each of its Affiliate shall) keep confidential (and to ensure that its officers, employees, agents and professional and other advisers keep confidential) any information which relates to the contents of this Agreement (or any agreement or arrangement entered into pursuant to this Agreement). Neither Party shall use for its own business purposes or disclose to any third party any such information (collectively, "Confidential Information") without the consent of the other Party.

25.2  The obligation of confidentiality under clause 25.1 shall not apply to:

(a) the disclosure of information to the extent required to be disclosed by law, any stock exchange regulation or any binding judgement, order or requirement of any court or other competent authority, or any tax authority to the extent reasonably required for purposes of tax affairs;

(b) the disclosure (subject to clause 25.3) in confidence to a party's professional advisers of information reasonably required to be disclosed for a purpose reasonably incidental to this Agreement; or

(c) information which comes within the public domain (otherwise than as a result of a breach of this Article 25).

25.3 Each Party shall inform (and shall procure that any Affiliate shall inform) any officer, employee or agent or any professional or other adviser advising it in relation to the matters referred to in this Agreement, or to whom it provides Confidential Information, that such information is confidential and shall instruct them:

(a)  to keep it confidential; and

(b) not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this Agreement).

The disclosing party shall remain responsible for any breach of this Article 25 by the person to whom it is disclosed.

25.4 The provisions of this Article 25 shall survive any termination or recession of this Agreement.

Disputes

26.1 Notwithstanding clause 27.2 below, in the event of any dispute between Seller on one part and Purchaser on the other part arising in connection with this Agreement, they shall use all reasonable endeavours to resolve the matter on an amicable basis. If one party serves formal written notice on the other that a material dispute of such a description has arisen and the parties are unable to resolve the dispute within a period of thirty (30) days from the service of such notice, then the dispute shall be referred to the representatives of the Purchaser and Seller. No recourse to arbitration by one party against the other under this Agreement shall take place unless a period of not less than thirty (30) days has expired after such referral.

26.2 The provisions of this Article 26 shall survive any termination or recession of this Agreement.

Governing Law and Arbitration

27.1 This Agreement shall be governed by and construed in accordance with the laws of Republic of Korea.

27.2 Unless the Parties otherwise agree in writing, all disputes arising out of or in connection with this Agreement will be referred to and resolved by final and binding arbitration in Seoul, Korea in the English language in accordance with the International Arbitration Rules of the American Arbitration Association. The party initiating arbitration proceedings will pay for the related expenses of the other party, excluding incidental business losses due to the arbitration proceedings, to the extent that such other party obtains a favorable final ruling. Any arbitration will be conducted by three arbitrators, two of which shall be appointed by the Seller and Purchaser, respectively, and the third of which shall be jointly appointed by the other two arbitrators, and failing agreement to be nominated by the AAA. The arbitrators shall be experienced in conducting arbitration in the construction sector. The parties agree that, except as required by applicable law or regulation, they will keep confidential the existence and outcome of any arbitration proceeding, as well as the contents thereof, and will require the arbitrators to adhere to the same obligation of confidentiality. Such obligations of confidentiality shall survive the termination of this Agreement.

English Language

28.1 This Agreement has been negotiated and drafted in the English language. It is the intention and agreement of the Parties that this Agreement, as documented in the English language, accurately and completely states all agreements and understandings of the parties with respect to the subject matter of this Agreement. The Parties agree that, although translations and summaries of the Agreement may have been prepared and used by one or more of the parties from time to time during the preparation and negotiation of the Agreement, no translation of this Agreement into any other language, no form of this Agreement other than the English language form executed by both Parties, and no drafts, correspondence or any other writing (whether in English or any other language) shall have any effect or be considered in evaluating any claim or dispute arising under or relating to this Agreement. In addition, the Parties agree that all notices, amendments, waivers, modifications or other writings required or made pursuant to this Agreement shall be in the English language and no such notice, amendments, waivers, modifications or other writing shall be of any effect or be given any consideration if in any language other than English.

As witness this Agreement has been signed by or on behalf of the Parties the day and year first before written.


iAsiaWorks Korea, Ltd.


By: EXECUTED BY CORPORATE SEAL OR "CHOP"
   -------------------------------------
Name:
Title:


Senan Corp.


By: EXECUTED BY CORPORATE SEAL OR "CHOP"
   -------------------------------------
Name:
Title:


Mr. Eui-Seok Lee


EXECUTED BY CORPORATE SEAL OR "CHOP"
------------------------------------

SCHEDULE  1
                              PROPERTY WARRANTIES

General

1.1 The Land and the Building comprise the Property, which is owned by the Seller.

Possession

2.1 Except for the Tenants disclosed in Attachment 3, there are no other leases, subleases, tenancies or licences affecting the Property nor are there any agreements to grant the same.

Title

3.1 Seller has good and marketable title to the Property and is the sole legal and beneficial owner thereof, and all relevant deeds and documents are in its possession or under its control.

Adverse Interests

4.1 Except for the Kun-Mortgage registered by the Korea First Bank, the Property is free from any:

     (a)  Security Interest, option or right of pre-emption;

     (b) exception, reservation, easement, right, privilege, covenant, restriction, (preliminary) attachment, injunctive order or encumbrance (including any arising under statute or any statutory power);

     (c) right of occupation or enjoyment by any third party or the public, nor is any such right being acquired;

and there is no agreement to create any of the foregoing.

Easements etc.

5.1 The Property has the benefit of all rights of way and for drainage and the supply of services required for their present use.

5.2 All such rights and all rights of light, air and support are unconditional and perpetual and are enjoyed as of right.

5.3 The Property enjoys access and egress over roads, which are maintainable at public expense, with no outstanding or anticipated liability for road charges.

5.4 The Property drains into public sewers and is served by main water, electricity and gas utilities.

5.5 No additional rights are necessary in order to permit Seller to enter any adjoining land to gain access to the Property or to comply with fire regulations or any statutory requirement or to repair or maintain any building or erection on the Property.

Fixtures and Fittings

6.1 As of the Closing Date, all fixtures and fittings at the Property are the absolute property of Seller free from any encumbrance.

Disputes

7.1 There are no current, contingent or anticipated notices, actions, disputes, complaints, liabilities, claims or demands relating to or in respect of the Property or its use, nor are there any circumstances rendering any of the foregoing likely.

Planning Matters

8.1 The Property and all uses of and developments on the Property comply with all planning legislation and any legislation intended to control or regulate the construction, demolition, alteration or use of land or buildings or to preserve or protect the national heritage and any orders, regulations, consents or permissions made or granted under any of the same ("planning legislation").

8.2 No planning permission in respect of the Property is for a limited period or of a personal nature, and there are no other unusual or onerous planning conditions.

8.3 All planning legislation and planning conditions in respect of the Property has been complied with to date, and there is no reason why the same should not continue to be complied with.

8.4 The Property is currently used only for the purposes which are permitted uses under planning legislation.

Compulsory Acquisition

9.1 There is no resolution or proposal for the compulsory acquisition of the Property or any means of access thereto or egress therefrom.

9.2 None of the Property is in an area which is or is proposed to be subject to any statutory or other order.

Breach of Covenant

10.1 Seller is not in breach of any covenant, restriction, stipulation or other obligation affecting the Property, or the employment or health or safety of staff at the Property, nor has any breach been committed by any person in occupation of or deriving title to the Property for which Seller may be actually or contingently liable.

10.2 There is no reason why any of such covenants, restrictions, stipulations and other obligations should not continue to be complied with.

State of Property

11.1 The Building on the Land is in good and substantial repair and fit for the purposes for which they are presently used.

11.2 There is no material defect, whether latent, inherent or otherwise, in the construction or condition of the Property.

                                  SCHEDULE 2

                       KUN-MORTGAGE CLEARANCE AGREEMENT

AMONG:

Korea First Bank, with its legal address at 100 Gongpyung-dong, Jongro-ku, Seoul, represented by ___________ ("KFB");

iAsiaWorks Korea, Ltd., a company duly organised and existing under the laws of the Republic of Korea, having its registered office located at BoRaMae DaeKyo Building, 6th Floor, 729-21, Bongchon-dong, Kwanak-Gu, Seoul, Korea 151-706 ("Purchaser");

Senan Corp., a corporation duly organized and validly existing under the laws of the Republic of Korea ("Korea"), with its head office at 1423-1 Seocho-Dong, Seocho-Gu, Seoul, Korea ("Senan"); and

Mr. Eui-Seok Lee (KID#640325-1068317), a citizen of the Republic of Korea with his address at Shindonga Apt. 8-906, 241-21 Seobingo-dong, Yongsan-ku, Seoul, Korea ("Lee").

Senan and Lee collectively referred to hereinafter as "Seller".

                                   RECITALS

WHEREAS, KFB made certain loans to Seller for its business and equipment as described in Exhibit 1, and the principal amount of the loans is approximately _____________ Won or US $ ____________, and Seller does not owe any default interest on the principal, as of the date hereof _______________;

WHEREAS, Seller has absolute ownership, and said Property is free and clear of any encumbrances except for the Kun-Mortgages; and

WHEREAS, Purchaser is willing to be the transferee of Seller's Property and pay the above-mentioned principal and interest to KFB on behalf of Seller, contemporaneously accepting the documents required for the discharge of each Kun-Mortgage.

NOW THEREFORE, the parties agree as follows:

ARTICLE 1. PAYMENT

1.1 Purchaser shall pay KFB __________Won to fulfil Seller's obligation as described in Exhibit 1, contemporaneously accepting the documents required for discharge of the Kun-Mortgage in accordance with Article 2.

1.2 Payment shall include the loan principal, interest, default interest and any fees incidental to the loans and no party shall object to the calculation of the payment, unless there is an obvious mistake or discrepancy with respect to the accrual, transfer, or extinction of each respective loan.

ARTICLE 2. DELIVERY OF DOCUMENTS

2.1 KFB shall deliver to Purchaser all documents required for the discharge of the Kun-Mortgages (including but not limited to the following: the Certificate of Right in Immovable, the Power of Attorney, the Certificate of Registered Seal and the document containing KFB's release of the Kun-Mortgages).

2.2 KFB shall deliver to Purchaser the Certificate of Registered Seal one additional time at the request of Purchaser, in the event that the validity period of the Certificate of Registered Seal in Article 2.1 lapses before the discharge of each Kun-Mortgage is registered, even if due to an act or omission of the Purchaser.

ARTICLE 3. DISCHARGE

3.1 The joint and several guaranty liability of the Seller to KFB shall be discharged by the payment provided by Purchaser, in accordance with Article 1.

ARTICLE 4. CALCULATION

4.1  An amount of money corresponding to the payment made in accordance with
     Article 1 shall be deducted from the Purchase Price designated in the Sale and Purchase Agreement.

4.2 If this Agreement is terminated in accordance with Article 5.1 (a) and (b) below, Senan and Lee shall be jointly and severally liable for the interest, the default interest and any fees, accrued on the payment provided by Purchaser.

ARTICLE 5. TERMINATION

5.1 Purchaser may terminate this Agreement upon the occurrence of any of the following:

     (a) The Sale and Purchase Agreement between Seller is terminated, cancelled, or voided;

     (b) The loan principal or the loan conditions are shown to have been inaccurate; or

     (c) Suspension of Purchaser's business, bankruptcy, re-organization or composition is initiated.

5.2 In case of termination in accordance with 5.1 above, KFB shall refund the payment provided by Purchaser pursuant to Article 1, together with interest accrued on the payment at the financial institution's time deposit rate.

5.3 In the event the registrations of Kun-Mortgages as described in Exhibit 3 have been discharged at the time this Agreement is terminated in accordance with
     Article 5.1, Seller shall cooperate fully for the re-registration of the Kun-Mortgages on the Property.

5.4 In the event the registrations of Kun-Mortgages as described in Exhibit 3 have not been discharged, at the time this Agreement is terminated in accordance with Article 5.1, Purchaser shall restore to KFB the documents referred to in Article 2.

ARTICLE 6. MISCELLANEOUS

6.1 This Agreement shall be governed by the civil law and civil customary practice of the Republic of Korea.

6.2 Any dispute arising out of or in relation to this agreement shall be submitted to the exclusive jurisdiction of the Seoul District Court.

6.3 On the condition of establishing and performing this Agreement, the previous loan agreement and redemption agreement shall cease to have force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorised representatives as of the day and year set forth above.

Korea First Bank


By: EXECUTED BY CORPORATE SEAL OR "CHOP"
   -------------------------------------
Name:
Title:

iAsiaWorks Korea, Ltd.


By:  EXECUTED BY CORPORATE SEAL OR "CHOP"
   -------------------------------------
Name:
Title:

Senan Corp.


By:  EXECUTED BY CORPORATE SEAL OR "CHOP"
   -------------------------------------
Name:
Title:

Mr. Eui-Seok Lee

___________________



EXHIBIT 1

CURRENT STATUS OF LOAN

EXHIBIT 2

DESCRIPTION OF LAND AND BUILDING

EXHIBIT 3

DESCRIPTION OF KUN-MORTGAGE